UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2007
Florida Rock Industries, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-7159	59-0573002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 East 21st Street, Jacksonville, Florida		32206
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (904) 355-1781
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modifications to Rights of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: AMENDMENT NO. 1 TO RIGHTS AGREEMENT
EX-10.1: SUPPORT AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: TRANSCRIPT OF INVESTOR CONFERENCE CALL
EX-99.3: SLIDE SHOW PRESENTATION

Item 1.01. Entry into a Material Definitive Agreement.
On February 19, 2007, Vulcan Materials Company, a New Jersey corporation (“Vulcan Materials”), Florida Rock Industries, Inc., a Florida corporation (“Florida Rock”), Virginia Holdco, Inc., a New Jersey corporation and wholly owned subsidiary of Vulcan Materials (“Holdco”), Virginia Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Holdco (“Virginia Merger Sub”), and Fresno Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Holdco (“Fresno Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, (i) Fresno Merger Sub will merge with and into Florida Rock (the “Florida Rock Merger”), with Florida Rock surviving such merger as the surviving corporation, and (ii) Virginia Merger Sub will merge with and into Vulcan Materials (the “Vulcan Merger”, and together with the Florida Rock Merger, the “Mergers”), with Vulcan Materials surviving such merger as the surviving corporation.
Upon the consummation of the Mergers, (i) Florida Rock will become a wholly owned subsidiary of Holdco (which will be renamed “Vulcan Materials Company”), (ii) Vulcan Materials will become a wholly owned subsidiary of Holdco and will be renamed “VMC Corp.”, (iii) each share of Florida Rock common stock issued and outstanding immediately prior to the consummation of the Mergers will, at the election of the holder thereof and subject to pro-ration as described in the following paragraph, be converted into the right to receive (x) $67.00 in cash (the “Cash Consideration”) or (y) 0.63 of a share of common stock of Holdco (the “Stock Consideration”), and (iv) each share of Vulcan Materials common stock will be automatically converted into one share of Holdco common stock.
The Merger Agreement provides that, in the aggregate, 70% of the Florida Rock common stock issued and outstanding immediately prior to the consummation of the Mergers will be converted into the right to receive the Cash Consideration and 30% of the Florida Rock common stock issued and outstanding immediately prior to the consummation of the Mergers will be converted into the right to receive the Stock Consideration. In the event that the Cash Consideration or Stock Consideration is oversubscribed, the undersubscribed form of consideration will be payable to holders not making any election, and the consideration payable to holders electing to receive the more popular form of consideration will be ratably adjusted.
The transaction is conditioned upon clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval of the Florida Rock Merger by the Florida Rock shareholders and other customary closing conditions.
In connection with the Mergers, Vulcan Materials entered into a support agreement (the “Support Agreement”) with certain members and affiliates of the Baker family, pursuant to which such members and affiliates have agreed to vote certain of their shares of Florida Rock common stock in favor of the Florida Rock Merger and to elect to receive Stock Consideration with respect to certain of those shares. Vulcan Materials, Holdco and certain members and affiliates of the Baker family have also entered into a shareholders agreement, to be effective following the closing of the Mergers, in which such members and the affiliates of the Baker family agree, among other things, for a specified period following the closing not to transfer any beneficially owned shares of Holdco common stock received in the Mergers to a third party and certain other limitations on transfer and voting.
The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about Vulcan Materials or Florida Rock in Florida Rock’s public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Vulcan Materials and Florida Rock. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.
In connection with the Mergers and pursuant to the Merger Agreement, Florida Rock and American Stock Transfer & Trust Company, as successor rights agent (“AST”) entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of May 5, 1999, by and between Florida Rock and First Union National Bank (the “Rights Agreement”), which provides that neither the execution of the Merger Agreement nor the consummation of the Mergers will trigger the provisions of the Rights Agreement. Amendment No. 1 is further described in Item 3.03 below.
The foregoing descriptions of the Merger Agreement, the Support Agreement and Amendment No. 1 do not purport to be complete, and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 2.1, 10.1 and 4.1 hereto, respectively, and are incorporated herein by reference.
Important Information
This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF FLORIDA ROCK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to shareholders of Florida Rock. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and from www.vulcanfloridarock.com, www.vulcanmaterials.com or www.flarock.com.

Vulcan Materials, Florida Rock and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Vulcan Materials’ directors and executive officers is available in Vulcan Materials’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006, and information regarding Florida Rock’s directors and executive officers is available in Florida Rock’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on December 7, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Item 3.03. Material Modifications to Rights of Security Holders.
In connection with the Mergers and pursuant to the Merger Agreement, Florida Rock agreed to enter into Amendment No. 1. Pursuant to Amendment No. 1, the definition of an Acquiring Person was amended to provide that Vulcan Materials, Holdco, Virginia Merger Sub, Fresno Merger Sub and its subsidiaries (the “Parent Group”) would not become an Acquiring Person as a result of (A) the execution of the Merger Agreement, the Support Agreement or any agreements, arrangements or understandings entered into by the Parent Group contemplated by the Merger Agreement if such agreements, arrangements or understandings are in accordance with the terms and conditions of the Merger Agreement; (B) the announcement of the Merger Agreement, the Support Agreement or the Mergers; (C) the consummation of the Mergers; or (D) the consummation of the other transactions contemplated by the Merger Agreement upon the terms and conditions of the Merger Agreement (each event described in subclauses (A), (B), (C) and (D) is referred to as an “Exempted Transaction”). In addition, the definitions of Distribution Date, Share Acquisition Date and Triggering Event (as defined in the Rights Agreement) have been deemed to not occur by virtue of or as a result of any Exempted Transaction.
Amendment No. 1 amends the Rights Agreement to provide that the Rights (as defined in the Rights Agreement) shall expire on the earliest of (i) the Close of Business on the Final Expiration Date (as defined in the Rights Agreement), (ii) the time at which the Rights are redeemed as provided in the Rights Agreement, (iii) the time at which all exercisable Rights are exchanged as provided in the Rights Agreement and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement), but only if such Effective Time shall occur. Amendment No. 1 also amends the Rights Agreement to provide that the Rights shall be terminated on the earlier of (i) the Final Expiration Date and (ii) immediately prior to the Effective Time, but only if such Effective Time shall occur.
In addition, pursuant to Amendment No. 1, the Company appointed American Stock Transfer & Trust Company as successor rights agent under the Rights Agreement.
The foregoing description of Amendment No. 1 does not purport to be complete, and is qualified in its entirety by reference to such amendment, a copy of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Events.
On February 19, 2007, Vulcan Materials and Florida Rock announced that they had entered into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On February 20, 2007, Vulcan Materials and Florida Rock held an Investor Conference Call to discuss the Mergers. A transcript of the conference call and a copy of the slide show presentation referenced and made available in connection with the conference call are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Vulcan Materials Company, Florida Rock Industries, Inc., Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc.

Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated February 19, 2007, between Florida Rock Industries, Inc. and American Stock Transfer & Trust Company.

Exhibit 10.1	Support Agreement, dated as of February 19, 2007, by and among Vulcan Materials Company, Baker Holdings, L.P., Edward L. Baker Living Trust, Edward L. Baker, John D. Baker II Living Trust and Anne D. Baker Living Trust.

Exhibit 99.1	Press release dated February 19, 2007 issued by Vulcan Materials Company and Florida Rock Industries, Inc.

Exhibit 99.2	Transcript of Investor Conference Call held on February 20, 2007.

Exhibit 99.3	Slide show presentation referenced and made available in connection with the Investor Conference Call held on February 20, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007

Florida Rock Industries, Inc.

	By:	/s/ John D. Milton, Jr.

John D. Milton, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Vulcan Materials Company, Florida Rock Industries, Inc., Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc.

4.1	Amendment No. 1 to Rights Agreement, dated February 19, 2007, between Florida Rock Industries, Inc. and American Stock Transfer & Trust Company.

10.1	Support Agreement, dated as of February 19, 2007, by and among Vulcan Materials Company, Baker Holdings, L.P., Edward L. Baker Living Trust, Edward L. Baker, John D. Baker II Living Trust and Anne D. Baker Living Trust.

99.1	Press release dated February 19, 2007 issued by Vulcan Materials Company and Florida Rock Industries, Inc.

99.2	Transcript of Investor Conference Call held on February 20, 2007.

99.3	Slide show presentation referenced and made available in connection with the Investor Conference Call held on February 20, 2007.